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                            JETRONIC INDUSTRIES, INC.

                              4200 Mitchell Street

                        Philadelphia, Pennsylvania 19128

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ----------------





    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jetronic Industries, Inc. (the "Company") will be held at Williamson's, Atop the GSB Building, Belmont and City Line Avenues, Bala Cynwyd, Pennsylvania, on September 21, 1995, at 1:00 p.m., for the purposes set forth below.

    1.  To elect one Director, the term of such Director to be three years.

    2. To transact such other and further business as may properly come before the meeting or any adjournment thereof.

    A proxy statement and proxy are enclosed herewith. If you are unable to attend the Annual Meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed in the United States.








                                       By Order of the Board of Directors



                                              Daniel R. Kursman
                                                  President





Dated:  Philadelphia, Pennsylvania
        July 3, 1995



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                            JETRONIC INDUSTRIES, INC.
                              4200 Mitchell Street
                        Philadelphia, Pennsylvania 19128
                                ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                ----------------


    This proxy statement is furnished to the shareholders of Jetronic Industries, Inc. (herein called the "Company") in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders on September 21, 1995 or any adjournments thereof. This proxy statement was first mailed to Shareholders of the Company on or about July 12, 1995, accompanied by the Company's Annual Report to Shareholders for the fiscal year ended January 31, 1995.

    Only holders of Common Stock of record on the books of the Company at the close of business on July 3, 1995 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 3,604,499 shares of Common Stock outstanding. Each holder of record of Common Stock of the Company as of the Record Date will be entitled to one vote for each share of stock standing of record in his name, except that for the election of directors by Common Shareholders, shareholders shall be entitled to as many votes as shall equal the number of shares standing in their names multiplied by the number of directors to be elected, and they may cast all such votes for a single director or may distribute them among the number to be voted for. The nominees receiving the greatest number of votes cast at the Annual Meeting will be elected as directors.

    It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally and by telephone by officers, directors or other representatives of the Company. The total expenses of preparing, assembling and mailing the proxy statement and accompanying notice and form of proxy, which are estimated to be $20,000, will be borne by the Company. Such expenses may also include reimbursement for out-of-pocket disbursements incurred by brokerage houses and other custodians, nominees or other fiduciaries, for forwarding such documents to shareholders.

    Each proxy delivered pursuant to this solicitation is revocable by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the shareholder votes his shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Assistant Secretary of the Company, Leonard W. Pietrzak, 4200 Mitchell Street, Philadelphia, Pennsylvania 19128.

    Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein and if no choice is specified, will be voted in favor of the nominees for Director and the proposals set forth herein.

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                              ELECTION OF DIRECTORS

Nominees for Election as Directors

    The By-Laws of the Company were amended in 1975 to provide for a classified Board of Directors consisting of three approximately equal classes, each to serve for a term of three years or until their successors shall have been elected and qualified. The proxies will be voted for the election of the following nominees. Should any nominee become unavailable for any reason before the meeting (which is not anticipated) the proxies will be voted for a substitute person to be selected by the Board of Directors of the Company.

                                   Principal Occupation                Director
    Director             Age     During the Past Five Years             Since
    --------             ---     --------------------------            --------

Dr. David Silverman....  80      Physician (Former President,           1984
                                   Metropolitan Hospital in
                                   Philadelphia)

    The other directors who are presently serving, and who were elected previously for terms which have not expired are:

Term expires 1996

Daniel R. Kursman......  69      Chairman of the Board, President       1951
                                   and Treasurer
Leonard W. Pietrzak....  55      Vice President - Finance               1994

Term expires 1997

Peter J. Kursman.......  42      Vice President                         1982
Herbert Myers..........  75      Certified Public Accountant            1968
William L. Weiss ......  66      Attorney in private practice           1973

                          INFORMATION ABOUT MANAGEMENT

Executive Officers

    The following table contains information as to the Executive Officers of the Company.

                                                                        Officer
    Individual           Age            Position                         Since
    ----------           ---            --------                        -------

Daniel R. Kursman (1).   69      President, Treasurer                    1951
Peter J. Kursman (1)..   42      Vice President                          1978
Leonard W. Pietrzak...   55      Vice President - Finance                1981

    All Executive Officers have held their present positions with the Company for at least five years.
- ---------------

(1) Peter J. Kursman is the son of Daniel R. Kursman.

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Security Ownership

    The following table contains information as to the number of shares of the Company's Common Stock, owned as of April 10, 1995, by each Director and by all Directors and Officers of the Company as a group. The information is based upon information furnished by the persons concerned.

       Individual or Number             Shares of Company Stock     Percentage
        of Persons in Group             Owned Beneficially (1)       of Class
       --------------------             -----------------------     ----------

Daniel R. Kursman....................         219,536                   6.1%
Herbert Myers........................             483                    o
David Silverman......................           1,000                    o
William L. Weiss.....................           1,464                    o
All Directors and Officers
  as a group (four in group).........         222,483                   6.2%
- ---------------

(1) Does not include options granted under the 1990 Incentive Stock Option Plan. See "1990 INCENTIVE STOCK OPTION PLAN".

o   Less than 1%.

Management Remuneration

    The following table contains information with respect to the aggregate cash compensation paid by the Company during the fiscal year ended January 31, 1995 to the four most highly compensated Executive Officers of the Company whose total cash consideration exceeded $100,000.

                                                                 All Other
Name & Principal Position (1)     Year     Salary    Bonus   Compensation (2)(3)
- -----------------------------     ----     ------    -----   -------------------
Ernest Aiu, General Manager,
  Transchem Division              1995    109,200    15,610           567
                                  1994    109,200    14,928           614
                                  1993    103,740    30,553           601

Daniel R. Kursman, President,
  Treasurer and Director (4)      1995    174,945                   2,934
                                  1994    171,474                   2,801
                                  1993    171,194                   2,775

Peter J. Kursman, Vice
  President and Director          1995    142,622    31,616         2,957
                                  1994    140,899                   2,100
                                  1993    114,346                   2,100

Leonard W. Pietrzak, Vice
  President - Finance and         1995    104,078                   2,584
  Director                        1994    102,589                   1,540
                                  1993     92,625                   1,463

(1) Does not include fees paid to William L. Weiss, general counsel to the Company, in the amount of $102,000. Mr. Weiss is a Director of the Company.

(2) Directors who are not employees of the Company receive $1,250 per meeting and employee-Directors receive $700 per meeting.

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(3) The Company has a defined contribution pension plan and a profit sharing plan covering certain employees, including Officers (the "Jetronic Industries, Inc. Retirement and Profit Sharing Plans"). Contributions to the Profit Sharing Plan are made at the discretion of the Board of Directors and are limited to a maximum of 5.7% of eligible compensation of participants. Company contributions to the defined contribution pension plan are limited to .8% of a maximum of 4% of eligible contributions. Contributions made for the account of each individual during the fiscal year ended January 31, 1995 are included in the amounts reflected.

(4) Daniel R. Kursman is employed as Chief Executive Officer under a contract expiring on March 31, 2001, at an annual salary of $225,000, plus a yearly bonus of 4 1/2% of the Company's annual pretax earnings.

Compensation Committee Report

    Decisions regarding compensation of the Company's executives are generally made by the three-member Stock Option and Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director.

    The compensation of the Company's Chief Executive Officer and other executive officers is comprised of annual salary and cash and stock incentives based on annual and long-term results of the Company. Annual increases, if any, are based on individual performance, level of responsibilities and the Company's overall performance. During the year ended January 31, 1992, annual compensation of Daniel R. Kursman, CEO, was voluntarily reduced by 25%.

                                PERFORMANCE GRAPH

    The following graph reflects a comparison of cummulative total returns for the Company's Common Stock during the five year period ended January 31, 1995 with the Dow Jones Industrial Average and the Dow Jones Industry Group Average for Diversified Technology.


















    The above graph assumes $100 invested on January 31, 1990 in Jetronic Industries, Inc. Common Stock, the Dow Jones Industrial Average and the Dow Jones Industry Group Average for Diversified Technology.

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Certain Transactions

    In March 1969, the Company loaned Daniel R. Kursman $50,000 at 7 1/2% interest (the prime interest rate on that date) due on demand in order to exercise stock options to purchase Common Stock of the Company. The loan is collateralized by the 25,000 shares so acquired which had a market value of $15,625 on April 10, 1995. In January 1972, the terms of this loan, together with certain other advances made to Mr. Kursman which aggregated $4,500 were modified to provide for repayment of the $54,500 in January 1973 at 6 1/4% interest (1% above the prime rate on that date). In January 1972, the Company made further personal advances to Mr. Kursman of $18,000 at 6% interest (1% above the prime rate on that date) due in January 1973. During January 1973, the aggregate of all such indebtedness amounting to $72,500 was consolidated with interest at the rate of 7% and provision was made for payment in January 1974 and extended annually to January 31, 1996. Consideration has been received and accrued interest receivable reduced as follows: December 1975 - $10,000; March 1980 - $16,152; December 1982 - $10,000. Payment of principal at January 31, 1995 in the amount of $73,000 has been extended until February 1, 1996. At January 31, 1995, the Company's effective rate for short-term borrowings was 9.8%. The differential between the rate charged and the Company's borrowing rate is not included in the remuneration table above. Mr. Kursman has undertaken to satisfy this obligation during the term of his current employment contract.

    On March 13, 1984, in accordance with the option plan approved by the shareholders of the Company in 1973 and 1979, the exercise price of options for 93,500 shares and 24,200 shares, respectively, was evidenced by a loan from the Company in the amount of $209,500 as to Daniel R. Kursman and $48,400 as to Jerome I. Kursman, respectively. During the year ended January 31, 1995, it was determined by Company counsel that based upon Pennsylvania Business Corporation Law in effect in 1984, the Company was prohibited from accepting any note or obligation given by a shareholder for the issuance of shares of the Company, whether secured by a pledge or otherwise. As a result thereof, such shares and the attendant obligations have been cancelled.

Board of Directors and Committees

    During the year ended January 31, 1995, the Board of Directors of the Company held three meetings. Each Director attended all of the meetings held in FY 1995. Daniel R. Kursman, Herbert Myers, Leonard W. Pietrzak and William L. Weiss constitute the audit committee of the Board of Directors. The audit committee meets at least once a year and more frequently if required. The audit committee acts as a liaison between the Company's internal accounting staff and its independent accountants and reports to the Board of Directors with respect to financial reporting, financial practices and the adequacy of internal controls. William L. Weiss, Herbert Myers and David Silverman constitute the Stock Option and Compensation Committee. The Stock Option and Compensation Committee determines to whom options will be granted under the 1990 Incentive Stock Option Plan and reviews executive salaries and bonus awards.

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                             CERTAIN SECURITY OWNERS

    The following table sets forth information concerning each person who, to the knowledge of the Company, was the owner on May 25, 1995 of more than 5% of the outstanding shares of the Company's Common Stock.

                                                             Number
    Title          Name and Address           Nature of        of     Percentage
   of Class            of Owner               Ownership      Shares    of Class
   -------         ----------------           ---------      ------   ----------
Common Stock    Robert L. Gipson             Record and      426,517    11.8%
                61 Broadway                  Beneficially
                New York, NY

Common Stock    Daniel R. Kursman            Record and      219,536     6.1%
                191 Presidential Boulevard   Beneficially
                Bala Cynwyd, PA

Common Stock    Jetronic Industries, Inc.    Record and      286,810     8.0%
                Retirement and Profit        Beneficially
                  Sharing Plans (1)
                4200 Mitchell Street
                Philadelphia, PA

- ---------------
(1) Shares held by these Plans are voted in the manner determined by the Plans' trustees. The Plans' current trustees are Daniel R. Kursman, President, Treasurer and a Director of the Company and Peter J. Kursman, a Vice President and Director of the Company.

                                  STOCK OPTIONS

    The following table contains information as to the amount of shares subject to all unexercised options held by each Officer and Director as of April 10, 1995. All of the following options were issued during fiscal year 1991. No options were issued or exercised during fiscal year 1995.

                                      1990            Percentage of Class Owned
                                  Stock Option       Beneficially if all Options
    Name                           Plan (1)(2)               Exercised
    ----                          ------------       ---------------------------
Daniel R. Kursman...........         75,000                       7.8%
Peter J. Kursman............         35,000                       0.9%
Herbert Myers...............          8,000                       0.2%
Leonard W. Pietrzak.........         25,000                       0.7%
David Silverman.............          8,000                       0.2%
William L. Weiss............          8,000                       0.2%
All Directors and
  Officers as a Group
  (six in group)                    159,000                      10.0%

Does not include 29,000 Stock Options issued to 8 key employees.
- ---------------

(1) Exercise price per share is $.96 except as to Daniel R. Kursman and Peter J. Kursman as to whom the exercise price is $1.05 per share.

(2) The number of shares issuable may be increased depending on the anti-dilutive provisions of the Stock Option Plan at the time of exercise.

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                              SHAREHOLDER PROPOSALS

    Shareholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's Annual Meeting must submit the same to the Company on or before May 15 in the year in which the Shareholders' Meeting is to be held.

                             INDEPENDENT ACCOUNTANTS

    A representative of Asher & Company, Ltd., independent accountants for the Company for the year ended January 31, 1995, will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he so desires and to respond to appropriate questions.

                                     GENERAL

    Management does not know of any other matters which may come before the meeting. However, if any other business comes before the meeting or any adjournment thereof, proxies will be voted in accordance with the discretion of the persons named therein.

    All shareholders are urged to complete, date and sign the accompanying form of proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.








                                       By Order of the Board of Directors



                                             Daniel R. Kursman
                                                 President








July 3, 1995

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                           JETRONIC INDUSTRIES, INC.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Daniel R. Kursman and Leonard W. Pietrzak, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of Jetronic Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held September 21, 1995, and at any and all adjournments thereof, upon the following matters:

1. Election of Directors
   FOR ALL Nominees listed below*                   WITHHOLD AUTHORITY
   (except as marked to the contrary below) / /     to vote for all nominees
                                                    listed below  / /


INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below:

                            / / Dr. David Silverman
2. Transaction of all such other business as may properly come before the meeting or any adjournments thereof.

                           (Please see reverse side)



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   *For election of Directors, shareholders are entitled to as many votes as shall equal the number of shares of stock standing in their names multiplied by the number of Directors. You may cast all such votes for a single Director or may distribute them among the number to be voted for.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS (1) TO (2). IF NO SPECIFICATION IS MADE, SUCH STOCK WILL BE VOTED FOR SAID ITEM.

                                         Dated:__________________________, 1995


                                          -------------------------------------
                                                 Signature of Shareholder

                                          -------------------------------------
                                                 Signature of Shareholder

                                              Please sign exactly as name
                                              appears. For joint account, each
                                              joint owner should sign.


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.